Exhibit 99.1

Mobile Complete, Inc.

(dba DeviceAnywhere)

Consolidated Financial Statements

December 31, 2010 and 2009, and

Independent Auditors’ Report

MOBILE COMPLETE, INC.

Board of Directors

Mobile Complete, Inc.

(dba DeviceAnywhere)

San Mateo, California

INDEPENDENT AUDITORS’ REPORT

We have audited the accompanying consolidated balance sheets of Mobile Complete, Inc. (dba DeviceAnywhere) (the Company), as of December 31, 2010 and 2009, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ deficit and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mobile Complete, Inc. (dba DeviceAnywhere) as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

On October 7, 2011, the Company entered into an acquisition and merger agreement with Keynote Systems, Inc. (Keynote) whereby the Company’s stockholders sold all outstanding shares in the Company to Keynote.  The acquisition was completed at the close of business on October 18, 2011, at which time the Company became a wholly-owned subsidiary of Keynote.

As discussed in Note 3, the accompanying 2010 and 2009 consolidated financial statements have been restated.

/s/ Frank, Rimerman + Co. LLP

December 22, 2011

MOBILE COMPLETE, INC.

(DBA DEVICEANYWHERE)

CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$517,698	$3,639,563
Accounts receivable, net of allowance for doubtful accounts of $144,000 ($20,000 in 2009)	1,907,257	1,939,668
Prepaid expenses and other current assets	615,011	349,074
Total current assets	3,039,966	5,928,305
Property and equipment, net	2,386,211	2,687,990
Other assets	140,270	184,097
Total assets	$5,566,447	$8,800,392
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$847,768	$556,458
Accrued expenses	1,310,356	719,777
Deferred revenue	2,155,976	3,591,439
Capital lease obligations, current portion	62,465	—
Current portion of notes payable, net of debt discounts	1,483,413	1,010,353
Total current liabilities	5,859,978	5,878,027
Notes payable, net of current portion and debt discounts	1,845,307	3,328,722
Capital lease obligations, net of current portion	103,470	—
Deferred revenue, net of current portion	622,222	—
Deferred stock warrant liability	594,713	386,354
Commitments (Note 5, 8 and 10)
Stockholders’ deficit:
Convertible preferred stock: $0.001 par value; 19,000,000 shares authorized; 14,684,429 shares issued and outstanding (aggregate liquidation preference of $10,576,000)	14,685	14,685
Common stock—$0.001 par value; 42,000,000 shares authorized; 17,289,214 shares issued and outstanding at December 31, 2010 (17,139,538 shares in 2009)	17,289	17,140
Additional paid-in capital	10,771,313	10,653,772
Accumulated other comprehensive income	45,679	24,886
Accumulated deficit	(14,308,209)	(11,503,194)
Total stockholders’ deficit	(3,459,243)	(792,711)
Total liabilities and stockholders’ deficit	$5,566,447	$8,800,392

See notes to consolidated financial statements

MOBILE COMPLETE, INC.

(DBA DEVICEANYWHERE)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Years Ended December 31,
	2010	2009
Revenue, net	$17,902,200	$16,616,651
Cost of revenue	7,093,001	5,156,827
Gross margin:	10,809,199	11,459,824
Operating expenses:
General and administrative	6,063,131	5,743,095
Sales and marketing	4,289,817	3,622,822
Research and development	2,345,721	1,794,980
	12,698,669	11,160,897
Income (Loss) before interest, other and income tax expense	(1,889,470)	298,927
Interest and other expense, net	806,892	239,111
Income (Loss) before income tax expense	(2,696,362)	59,816
Income tax expense	108,654	32,534
Net Income (Loss)	$(2,805,016)	$27,282

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
Net Income (Loss)	$(2,805,016)	$27,282
Other comprehensive income (loss):
Gain (loss) on foreign currency translation	20,793	(6,509)
Comprehensive income (loss)	(2,784,223)	20,773

See notes to consolidated financial statements.

MOBILE COMPLETE, INC.

(DBA DEVICEANYWHERE)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Deficit
Balances, December 31, 2008 (as originally stated)	14,684,429	$14,685	17,121,613	$17,122	$10,675,999	$31,395	$(10,941,647)	$(202,446)
Restatement (Note 3)	—	—	—	—	(111,368)	—	(588,829)	(700,197)

Balances, December 31, 2008 (as restated)	14,684,429	14,685	17,121,613	17,122	10,564,631	31,395	(11,530,476)	$(902,643)

Issuance of common stock upon exercise of stock options	—	—	17,925	18	4,284	—	—	4,302
Stock-based compensation	—	—	—	—	84,857	—	—	84,857
Foreign currency translation loss	—	—	—	—	—	(6,509)	—	(6,509)
Net income	—	—	—	—	—	—	27,282	27,282

Balances, December 31, 2009	14,684,429	14,685	17,139,538	17,140	10,653,772	24,886	(11,503,194)	(792,711)
Issuance of common stock upon exercise of stock options	—	—	149,676	149	31,333	—	—	31,482
Stock-based compensation	—	—	—	—	86,209	—	—	86,209
Foreign currency translation gain	—	—	—	—	—	20,793		20,793
Net loss	—	—	—	—	—	—	(2,805,016)	(2,805,016)

Balances, December 31, 2010	14,684,429	$14,685	17,289,214	$17,289	$10,771,313	$45,679	$(14,308,209)	$(3,459,243)

See notes to consolidated financial statements.

MOBILE COMPLETE, INC.

(DBA DEVICEANYWHERE)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$(2,805,016)	$27,282
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,337,655	1,321,824
Stock-based compensation	86,209	84,857
Change in fair value of stock warrant liability	208,359	42,933
Allowance for doubtful accounts	124,000	20,000
Amortization of debt discounts	89,687	25,827
Changes in operating assets and liabilities:
Accounts receivable	(91,589)	841,515
Prepaid expenses and other current assets	(265,937)	9,934
Other assets	43,827	(115,875)
Accounts payable and accrued expenses	881,889	(154,127)
Deferred revenue	(813,241)	(1,429,790)
Net cash provided by (used in) operating activities	(1,204,157)	674,380

Cash flows from investing activities:
Purchases of property and equipment	(849,027)	(1,206,349)
Net cash used in investing activities	(849,027)	(1,206,349)

Cash flows from financing activities:
Repayment of notes payable	(1,100,042)	(311,695)
Principal payments on capital lease obligations	(20,914)	—
Proceeds from issuance of common stock	31,482	4,302
Repayment of line of credit	—	(350,000)
Proceeds from issuance of notes payable	—	4,000,000
Net cash provided by (used in) financing activities	(1,089,474)	3,342,607

Foreign currency translation gain (loss)	20,793	(6,509)
Increase (decrease) in cash and cash equivalent	(3,121,865)	2,804,129
Cash and cash equivalents, beginning of year	3,639,563	835,434
Cash and cash equivalents, end of year	$517,698	$3,639,563

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$27,000	$15,000
Cash paid for interest expense	$499,000	$172,000

Supplemental schedule of investing and financing activities:
Equipment acquired under capital lease obligations	$186,849	$—
Issuance of warrants in connection with the issuance of notes payable	$—	$289,126

See notes to consolidated financial statements

MOBILE COMPLETE, INC.

(DBA DEVICEANYWHERE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.             Nature of Business and Sale of Capital Stock

Nature of Business

Mobile Complete, Inc. (dba DeviceAnywhere) (the Company) was incorporated on March 7, 2005, in the State of Delaware.  The Company develops testing device technology for mobile applications.  The Company sells its products in North America, South America, Europe and Australia, and maintains wholly owned subsidiaries in Europe, Australia and Japan, that provide sales, service and product development services to the Company.

Sale of Capital Stock

On October 7, 2011, the Company entered into an acquisition and merger agreement with Keynote Systems, Inc. (Keynote) whereby the Company’s stockholders sold all outstanding shares in the Company to Keynote.  The acquisition was completed at the close of business on October 18, 2011, at which time the Company became a wholly-owned subsidiary of Keynote.

2.             Significant Accounting Policies

Principles of Consolidation:

The consolidated financial statements include accounts of the Company and its wholly owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Foreign Currency Translation:

The United States dollar is the functional currency for the Company.  For consolidation purposes, assets and liabilities of the subsidiaries are translated from local currencies at the current rate of exchange at the balance sheet date.  Income and expense items are translated at the average exchange rate for the period.  The resulting cumulative translation adjustments are presented as a separate component of stockholders’ deficit as accumulated other comprehensive income.  Foreign currency transaction gains and losses are recorded as other income and expense in the consolidated statements of operations.

Comprehensive Income (Loss):

The Company reports comprehensive income or loss, which includes the Company’s net income (loss), as well as changes in equity from other sources.  As of December 31, 2010 and 2009, the difference between net income (loss) and comprehensive income (loss) for the Company results from foreign currency translation adjustments.

Revenue Recognition:

The Company derives revenue from hardware, software licenses, maintenance agreements and other related products and services.  Maintenance includes technical support and the right to receive updates and enhancements on a when-and-if available basis for a stated term, generally one to three years.  Services are considered a separate element of the arrangement and include installation, training, and consulting.  Revenue from software licenses is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed or determinable and collection is probable.  If the fee is not fixed or determinable, revenue is recognized ratably over the service period.  Maintenance revenue is recognized ratably over the maintenance term.  Services revenue is generally recognized when services are performed.

In arrangements that include rights to multiple software products, hardware, support and/or other services, the Company is not able to allocate the total arrangement fee among each element because vendor specific objective evidence (VSOE) of fair value cannot be ascertained for all elements, primarily maintenance.  Accordingly revenue is deferred until the delivery of the undelivered elements and recognized ratably over the maintenance period.

Cash and Cash Equivalents:

Cash and cash equivalents include all cash balances and highly liquid investments purchased with original maturities of three months or less.  Cash equivalents consist of money market funds.

Property and Equipment:

Property and equipment are recorded at cost and depreciated using the straight-line method over estimated useful lives, generally eighteen to forty-eight months.  Leasehold improvements are amortized over the shorter of the asset’s useful life or the remaining term of the related lease.

Software Development Costs:

The Company capitalizes software development costs upon the determination of technological feasibility.  The determination of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors including anticipated future gross revenues, estimated economic life and changes in hardware and software technology.  Software development costs incurred subsequent to the establishment of technological feasibility have not been material.

Accounting for Impairment of Long-Lived Assets:

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell.  No impairment of long-lived assets has occurred through December 31, 2010.

Warranty Reserve:

The Company provides a warranty on its products for a period of one year.  Factors that affect the Company’s warranty reserve include the number of products sold, historical experience and management’s judgment regarding anticipated rates of warranty claims and cost per claim.  At December 31, 2010 and 2009, the Company has not provided for a warranty accrual, as the claims to date have not been material.

Concentration of Credit Risk and Major Customers:

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable.  The Company maintains its cash and cash equivalents primarily at one financial institution.  The balances exceeded the Federal Deposit Insurance Corporation’s insurable limit at December 31, 2010 and 2009.  The Company generally does not require collateral on accounts receivable, as the majority of the Company’s customers are large, well-established companies.  The Company provides reserves for credit losses based on historical experience and a detailed assessment of the collectability of its accounts receivable.  In estimating the allowance for doubtful accounts, management considers, among other factors, (i) the aging of the accounts receivable, including trends within and ratios involving the age of the accounts receivable, (ii) the Company’s historical write-offs, (iii) the credit-worthiness of each customer, (iv) the economic conditions of the customer’s industry, and (v) general economic conditions.  In cases where the Company is aware of circumstances that may impair a specific customer’s ability to meet their financial obligations, the Company records a specific allowance against amounts due from the customer.

Research and Development:

Research and development costs are expensed as incurred and consist primarily of salary and related expenses.

Income Taxes:

The Company accounts for income taxes using the asset and liability method.  Under this method, deferred income tax assets and liabilities are recorded based on the estimated future tax effects of differences between the financial statement and income tax basis of existing assets and liabilities.  Deferred income taxes are classified as current or noncurrent, based on the classification of the related assets and liabilities giving rise to the temporary differences.  A valuation allowance is provided against the Company’s deferred income tax assets when their realization is not reasonably assured.

The Company periodically reviews its operations and significant income tax provisions for uncertainties and areas of judgment in the application of complex tax regulations in several tax jurisdictions and provides a liability for potential income taxes where applicable.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenue and expenses in the consolidated financial statements and accompanying notes.  Key estimates in the consolidated financial statements include revenue recognition, the allowance for doubtful accounts, estimated useful lives in property and equipment, accrued expenses, assumptions used in accounting for stock-based compensation and the income tax provision valuation allowance.  Actual results could differ from those estimates.

Stock-Based Compensation:

The Company generally grants stock options to its employees for a fixed number of shares with an exercise price equal to the fair value of the shares at date of grant.  The Company accounts for all stock option grants using the fair value method and stock-based compensation is recognized as the underlying options vest.

Certain Significant Risks and Uncertainties:

The Company operates in the software and high technology industry and, accordingly, can be affected by a variety of factors.  Management believes that changes in any of the following areas could have a significant negative effect on the Company’s future financial position, results of operations and cash flows:  the ability to obtain additional financing; regulatory changes; fundamental changes in the technology underlying software products; market acceptance of the Company’s products under development; development of sales channels; the hiring, training and retention of key employees; successful and timely completion of product development efforts; and new product introductions by competitors.

Freestanding Preferred Stock Warrants:

The Company accounts for certain warrants related to the Company’s convertible preferred stock as a liability on the consolidated balance sheets.  The warrants are subject to re-measurement at each balance sheet date and any change in fair value is recognized as a component of other income or expense.  The Company will adjust the liability for changes in fair value until the earlier of the exercise, expiration of the warrants or the completion of a liquidation event.

Recent Accounting Pronouncement:

In October 2009, the Financial Accounting Standards Board (FASB) issued new accounting guidance for revenue arrangements with multiple deliverables.  The new guidance impacts the determination of when the individual deliverables included in a multiple-element arrangement may be treated as separate units of accounting.  Additionally, the guidance modifies the manner in which the transaction consideration is allocated across the separately identified deliverables by no longer permitting the residual method of revenue recognition in accounting for multiple deliverable arrangements.  The guidance will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  The Company is currently evaluating the impact of adoption on its consolidated financial statements.

Reclassifications:

Certain reclassifications have been made to prior year balances to conform with current year presentation.

3.             Restatement of the Financial Statements

Historically, the Company had recognized revenue on hardware devices upon shipment and deferred the portion of sales related to software and support.  During 2011, upon review of the Company’s contracts it was determined that the Company had not established VSOE for all of the elements of the arrangement and that revenue related to shipment of the devices should be deferred and recognized over the period of the undelivered elements, primarily maintenance.  The Company has retroactively restated revenue related to hardware sales to recognize revenue ratably over the period in which the undelivered elements are provided.

In 2011, the Company engaged a sales tax specialist to evaluate any potential sales tax liability.  Based on the results of this analysis the Company recorded an accrual for a potential sales tax liability of $460,000 at December 31, 2010.  Additionally, the Company had accrued commissions upon receipt of payment from customers.  In 2011, the Company re-evaluated this policy and determined the Company had established collection history with its customers sufficient to allow for the accrual of commissions at the time of customer billing.  Furthermore, the Company also adopted FASB Accounting Standards Codification Topic 480-10, Distinguishing Liabilities from Equity, to account for all warrants previously issued.  As a result, the Company has retroactively accounted for all warrants as a liability at their fair value at the date of issuance.

The accompanying significant consolidated financial statement accounts have been restated to reflect the impact of the changes noted above, including a reclassification adjustment of $2,578,000 to net accounts receivable against deferred revenue ($175,000 at December 31, 2009), as follows:

	2010		2009
	As		As
	Previously		Previously
	Reported	Restated	Reported	Restated
Revenue	$18,927,227	$17,902,200	$16,472,917	$16,616,651
Cost of Revenue	7,119,721	7,093,001	4,885,291	5,156,827
Gross Margin	$11,807,506	$10,809,199	$11,587,626	$11,459,824
Net Income (Loss)	$(1,254,219)	$(2,805,016)	$107,019	$27,282
Accounts Receivable	$4,386,407	$1,907,257	$2,114,681	$1,939,668
Accrued Expenses	$462,091	$1,310,356	$346,838	$719,777
Deferred Revenue	$3,697,490	$2,778,198	$3,264,843	$3,591,439
Warrant Liability	$—	$594,713	$—	$386,354
Stockholders’ Equity (Deficit)	$(858,875)	$(3,459,243)	$256,860	$(792,711)

4.             Property and Equipment

Property and equipment consists of the following at December 31:

	2010	2009
Machinery and equipment	$6,005,009	$5,093,093
Computer hardware	945,738	912,025
Leasehold improvements	170,023	137,058
Furniture and fixtures	214,415	156,591
	7,335,185	6,298,767
Less accumulated depreciation and amortization	4,948,974	3,610,777
	$2,386,211	$2,687,990

At December 31, 2010, the Company had equipment under capital lease obligations with a cost of $186,849 and accumulated depreciation of $18,478.

5.             Borrowings

Loan and Security Agreement:

The Company has a Loan and Security Agreement (the Agreement) with a commercial bank, under which the Company can finance accounts receivable in an amount up to 80% of eligible receivables (as defined) not to exceed $2,000,000.  Interest is accrued at a rate of prime plus 0.75% if the Company maintains a cash balance of $1,000,000 or greater and prime plus 1.75% (currently 4%) if the Company’s cash balance drops below $1,000,000.  All advances, plus finance charges and fees, are due on the earliest of the date on which payment is received from the customer for each respective financed receivable, the date on which the customer account is no longer eligible, or the maturity date of April 2010.  In April 2010, the Agreement was amended decreasing the borrowing base to $500,000.  There were no outstanding borrowings under the line of credit at December 31, 2010 and 2009.  The amended agreement was renewed through April 2012.

The Agreement also provided for additional borrowings of up to $1,000,000 in term notes.  The Company borrowed $1,000,000 in two equal draws of $500,000.  Each note bears interest at an annual rate of 7.5% and is due in thirty-six equal monthly installments of principal and interest through October 2011.  Borrowings under the Agreement are secured by substantially all of the Company’s assets.  Outstanding borrowings under the term notes were $300,345 at December 31, 2010 ($636,585 at December 31, 2009) and were paid in full in October 2011 in connection with the acquisition.

In connection with the term notes, the Company issued a warrant for the purchase of 19,550 shares of Series B convertible preferred stock (Series B), plus the number of shares determined to be 5% of the amount borrowed divided by the exercise price of $1.023 per share, totaling 48,876 shares.  The warrant was immediately exercisable and expires in August 2018.  The Company determined a relative fair value of $38,742 for the warrant using the Black-Scholes option pricing model.  The $38,742 was recorded as a debt discount to the notes and warrant liability and is being amortized to interest expense over the repayment term of the related notes using the straight-line method.  The amount amortized in 2010 was $12,437 ($12,437 in 2009).  The warrant remains outstanding at December 31, 2010.

Note Payable:

In November 2009, the Company entered into a note payable agreement (the Note) with a financial institution under which the Company borrowed $4,000,000.  The Note bears interest at an annual rate of 12% and requires interest only payments for six months followed by thirty-six monthly installments of $132,857, representing principal and interest, and is due in April 2013.  Borrowings under the Note are secured by substantially all of the Company’s assets.  Outstanding borrowings under the Note were $3,230,615 at December 31, 2010 ($4,000,000 at December 31, 2009).

In January 2011, the Company amended the Note by extending a second tranche, under which the Company borrowed $2,000,000.  Interest only payments are required for six months followed by thirty-six monthly installments of principal and interest.  All principal and interest is due in August 2014.

In connection with the Note, the Company issued a warrant for the purchase of 351,906 shares of Series B at $1.023 per share.  The warrant was immediately exercisable and expires in November 2019.  The Company determined the fair value of the warrant using the Black-Scholes option pricing model, assuming a fair value of the Company’s Series B of $1.023 per share, risk-free rate of 3.5%, volatility of 75%, no dividends during the expected term and a contractual life of ten years.  The relative fair value of $289,126 was recorded as a debt discount and warrant liability and is being amortized to interest expense over the repayment term of the Note using the straight-line method.  The amount amortized in 2010 was $77,250 ($12,487 in 2009).  The warrant remains outstanding at December 31, 2010.

Future Maturities of Long-Term Debt:

Future maturities of long-term debt are as follows:

Years ending December 31:
2011	$1,575,584
2012	1,436,972
2013	518,404
3,530,960
Less unamortized debt discounts	202,240
3,328,720
Less current maturities	1,483,413
Notes Payable, net of current portions and debt discounts	$1,845,307

6.             Capital Stock

Convertible Preferred Stock:

The Company is authorized to issue 19,000,000 shares of preferred stock with a par value of $0.001 per share.  At December 31, 2010, the Board of Directors had designated 7,500,000 shares as Series A convertible preferred stock (Series A) and 11,500,000 shares as Series B, of which 6,860,821 and 7,823,608 shares, respectively, were issued and outstanding at December 31, 2010 and 2009.

The rights, preferences, privileges and restrictions for the Series A and Series B (together, Preferred Stock) are as follows:

(a)                                  The holders of Series B are entitled to receive non-cumulative dividends, prior and in preference to any declaration or payment of any dividends to the holders of Series A or common stock at the annual rate of $0.0818 per share, as adjusted for stock splits, stock dividends, reclassifications or the like, on each outstanding share, when and if declared by the Board of Directors.  The holders of Series A are entitled to receive non-cumulative dividends, prior and in preference to any declaration or payment of any dividends to the holders of common stock, at the annual rate of $0.03 per share, as adjusted for stock splits, stock dividends, reclassifications or the like, on each outstanding share, when and if declared by the Board of Directors.  As of December 31, 2010, no dividends have been declared or paid by the Company.

(b)                                 In the event of any liquidation, dissolution or winding up of the Company, acquisition or sale of substantially all of the Company’s assets, the holders of Series B and Series A are entitled to receive, in preference to any distribution of assets to the holders of common stock, a per share amount equal to $1.023 for Series B and $0.375 for Series A, as adjusted, plus any declared but unpaid dividends.  Should the Company’s legally available assets be insufficient to satisfy the liquidation preferences, the available funds will be distributed ratably among the holders of preferred stock.  Any amounts remaining after such distribution will be distributed to the holders of Series B, Series A and common stock pro rata, on an as-converted basis.

(c)                                  Holders of Series B and Series A are entitled to one vote for each share of common stock into which such share of preferred stock is convertible.  Holders of Series B and Series A, voting as separate classes, are each entitled to elect one member of the Board of Directors, remove such directors and fill any vacancies created by such directors.  Holders of common stock, voting as a separate class, are entitled to elect one member of the Board of Directors, remove such director and fill any vacancy created by such director.  Holders of preferred stock and common stock, voting together as a single class, are entitled to elect all remaining members of the Board of Directors, remove such directors and fill any vacancies created by such directors.

(d)                                 Each share of preferred stock is convertible, at the option of the holder, to common stock on a one-to-one basis, subject to adjustment of the initial conversion price.  Each share of preferred stock automatically converts into the number of shares of common stock into which the shares are convertible upon the earlier of:  (i) the closing of a public offering of common stock at a per-share price of at least $5.00 and with gross proceeds of at least $35,000,000; or (ii) the consent of a majority of the then outstanding preferred stock.

Common Stock:

The Company is authorized to issue 42,000,000 shares of common stock with a par value of $0.001 per share.  At December 31, 2010, the Company had 17,289,214 common shares issued and outstanding (17,139,538 at December 31, 2009).

Stock Warrants:

In November 2006, the Company issued warrants for the purchase of 77,046 shares of Series B with an exercise price of $1.023 per share in connection with services received.  The warrants remain outstanding at December 31, 2010 and expire in November 2013.

The Company issued additional warrants in connection with borrowing arrangements as discussed in Note 5.

7.             Stock Option Plan

The Company has a stock option plan under which the Board of Directors may grant incentive stock options to employees and non-qualified stock options to employees, directors and consultants.  The Company has reserved 3,666,667 shares of common stock for issuance under the plan.  Under the plan, incentive and non-qualified stock options may be granted at a price not less than fair value and 85% of the fair value, respectively (110% of fair value to holders of 10% or more of voting stock).  Fair value is determined by the Board of Directors.  Options are exercisable over periods not to exceed ten years (five years for incentive stock options granted to holders of 10% or more of voting stock) from the date of grant.  Generally, options vest over four years with 25% vesting after one year of service and 1/48th vesting monthly thereafter.

The fair value of each award is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:  expected life ranging from 5.89 to 6.07 years (5.79 to 6.09 years in 2009); risk-free interest rates between 1.65% to 2.99% (1.93% to 4.87% in 2009); expected volatility ranging from 54% to 56% (49% to 75% in 2009) and no dividends during the expected life.  Expected volatility is based on historical volatilities of public companies operating in the Company’s industry.  The expected life of the options represents the period of time options are expected to be outstanding and is estimated considering vesting terms and employees’ historical exercise and post-vesting employment termination behavior.  The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant.

In 2010, the Company recognized $86,209 of employee stock-based compensation expense ($84,857 in 2009).  No income tax benefits have been recognized in the consolidated statements of operations for stock-based compensation arrangements and no stock-based compensation costs have been capitalized as part of property and equipment as of December 31, 2010.

Future stock-based compensation for unvested employee options granted and outstanding as of December 31, 2010, is $90,000, to be recognized over a weighted-average remaining requisite service period of 1.38 years.

Stock option activity under the plan is as follows:

		Options Outstanding
	Shares		Weighted-
	Available	Shares	Average
	For Grant	Under Option	Exercise Price
Balances, December 31, 2008	878,212	2,531,946	$0.225
Granted	(510,175)	510,175	0.305
Exercised	—	(17,925)	0.240
Canceled	258,232	(258,232)	0.242
Balances, December 31, 2009	626,269	2,765,964	0.238
Granted	(231,250)	231,250	0.487
Exercised	—	(149,676)	0.210
Canceled	160,260	(160,260)	0.294
Balances, December 31, 2010	555,279	2,687,278	$0.257

The weighted-average grant-date fair value of options granted during 2010 was $0.266 ($0.169 in 2009).  The intrinsic value related to options exercised during 2010 was $43,000 ($1,000 in 2009).

At December 31, 2010, options outstanding had a weighted-average remaining contractual life of 7.09 years (7.88 years in 2009) and 1,906,686 outstanding options (888,643 options in 2009) were vested and exercisable with a weighted-average exercise price of $0.228 ($0.213 in 2009).

8.             Lease Commitments

The Company leases various office facilities and equipment under operating lease agreements expiring at various dates through August 2012.  The Company is responsible for certain insurance, property tax and maintenance expenses under the terms of the leases.  The Company recognizes rent on a straight-line basis over the terms of the leases.  The difference between required lease payments and rent expense has been recorded as deferred rent.  Total rent expense was $455,000 in 2010 ($388,000 in 2009).  Additionally, the Company leases computer equipment under capital lease agreements, which expire in 2013.

Future minimum payments under these lease agreements are as follows:

	Capital	Operating
	Leases	Leases
Year ending December 31:
2011	$77,434	$154,253
2012	77,434	9,953
2013	51,889	—
	206,757	$164,206
Less amount representing interest	40,822
Present value of future minimum lease payments	165,935
Less current portion	62,465
Capital Lease Obligations, net of current portion	$103,470

9.             Income Taxes

Deferred income taxes result from the tax effect of transactions that are recognized in different periods for financial statement and income tax reporting purposes.  The Company’s net deferred income tax assets at December 31, 2010 were $4,378,000 ($3,203,000 at December 31, 2009) and have been fully offset by a valuation allowance, as their realization is not reasonably assured.  These deferred income tax assets consist primarily of the benefit of net operating loss carryforwards.  The Company has federal and California net operating loss carryforwards of $9,716,000 and $9,114,000, respectively, at December 31, 2010 ($7,250,000 and $6,303,000, respectively, at December 31, 2009).  The federal and California net operating loss carryforwards will begin to expire in 2025 and 2020, respectively, if not used.  Additionally, the Company has federal and state research and development tax credit carryforwards of $189,000 and $48,000, respectively, at December 31, 2010 ($148,000 and $81,000, respectively, at December 31, 2009).  Federal tax credit carryforwards begin to expire in 2025 and state tax credits may be carried forward indefinitely to reduce future income tax liabilities.

The Tax Reform Act of 1986 limits the use of net operating losses and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company.  If the Company should have an ownership change, as defined by the tax law, utilization of the carryforwards could be restricted.

The Company applies the provisions set forth in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 740 to account for uncertainty in income taxes.  The Company recognizes the tax benefits of uncertain tax positions only where the position is “more likely than not” to be sustained assuming examination by tax authorities.  The Company has analyzed the tax positions, and has concluded that no liability for unrecognized tax benefits should be recorded related to uncertain tax positions taken in the Company’s income tax returns.  The Company does not anticipate any significant increases or decreases of unrecognized tax benefits during the next twelve months.  The Company recognizes interest and, if applicable, penalties for any uncertain tax positions.  Interest and penalty expense, if any, would be recorded as a component of income tax expense.  No interest or penalties were recorded in 2010 and 2009.

The Company files income tax returns in the U.S. federal jurisdiction and the state of California.  The Company is no longer subject to U.S. federal, state and local examinations by tax authorities for years before 2007.

10.           Related Party Transactions

In June, July, and September of 2009, the Company loaned $150,000 to the Company’s Chief Executive Officer, payable upon demand, at an interest rate of 4% per year.  Principal and accrued interest of $96,000 was outstanding at December 31, 2010 and is included in accrued expenses ($102,000 at December 31, 2009).  In October 2011, all principal and accrued interest was repaid in full.

During 2010, the Company recognized revenue of $216,000 from a customer who is also a stockholder of the Company ($126,000 in 2009).  At December 31, 2010, the Company had a receivable of $49,000 due from this customer ($87,000 at December 31, 2009).

During 2010, the Company’s Pakistan location was dissolved.  During the period of dissolution, the Company engaged with a Pakistan entity, which was wholly owned by a direct relative of the Chief Executive Officer.  Payments made to this entity for services provided in 2010 were $355,000.

11.           Employee Benefit Plan

The Company has a 401(k) plan (the Plan), which is a defined contribution retirement plan qualified under Section 401(k) of the Internal Revenue Code.  Eligible employees may elect to contribute a percentage of their compensation to the Plan.  The Plan provides for Company contributions at the discretion of the Board of Directors.  No Company contributions have been made to the Plan.

12.           Subsequent Events:

Subsequent events have been evaluated through the date of the independent auditors’ report, which is the date these consolidated financial statements were approved by management and available for issuance.